Exhibit 23.4


                   [Letterhead of Deloitte & Touche, Bermuda]


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ESG Re Limited on Form S-3 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of ESG Re Limited for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE
Hamilton, Bermuda

August 23, 1999
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